Business Update April 6, 2020

This presentation contains disclosures that are “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words and phrases such as “can,” “may,” “payable,” “indicative,” “annualized,” “expect,” “expected,” “range of expectations,” "budget," and other comparable terms in this presentation. These forward-looking statements are made as of the date of this presentation and are not guarantees of future performance. These statements are based on the current plans and expectations of Company management and are subject to a number of unknown risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in this presentation or implied by such forward-looking statements. Such risks and uncertainties include, among other things, the following: changes in the economy; increases in interest rates; the availability and cost of capital at expected rates; changes to facility-related healthcare regulations; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent and repay loans; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to re-lease space at similar rates as vacancies occur; the Company's ability to renew expiring long-term single-tenant net leases; the Company's ability to timely reinvest proceeds from the sale of assets at similar yields; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; and other legal and operational matters. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are detailed under the heading “Risk Factors,” in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2019 and other risks described from time to time thereafter in the Company's SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information as of December 31, 2019, unless otherwise disclosed.

COVID-19 Update HOSPITALS/ PHYSICIANS/ PATIENTS EMPLOYEES • Coordinating with hospitals to screen patients, restricting access • HR employees are working from home where possible to fewer points of entry • No employees are traveling beyond their immediate area • Providing temporary space to hospitals at operating cost • On-site staff staggering schedules and practicing social • Eleven COVID-19 testing sites located at our properties distancing to reduce exposure risk • 89% of our MOBs are associated with investment-grade rated • Providing PPE for on-site employees healthcare providers LIQUIDITY AND RISK BUILDINGS MANAGEMENT • 100% of our buildings are open for business • $742M of immediate liquidity and lowest leverage among peers • Approximately 10% of tenant suites are temporarily closed • Continuous communication with dedicated in-house property man- • Posted signage at entrances to redirect patients with symptoms agement and leasing teams • Enhanced cleaning protocols • Educating the approximately 15% of tenants who have inquired about • 88% of our MOBs are located on or adjacent to essential hospital rent relief on range of options: campuses • CARES Act provides SBA loans, which can cover rent obligations • CMS temporarily reimbursing telemedicine and phone clinical visits at higher levels • Rent deferral and repayment program on a case by case basis for independent physician practices 3

Liquidity and Debt Update ESTIMATED AS OF MARCH 31, 2020 Principal Months Effective LIQUIDITY Amount Balance Available to Maturity Rate Unsecured credit facility, net of cash $700,000 $108,000 $592,000 38 1.89% 5-year unsecured term loan 200,000 200,000 - 50 3.20% (1) 7-year unsecured delayed draw term loan 150,000 - 150,000 74 NA (2) $742M total available liquidity at 3/31/20 Senior notes due 2023 250,000 250,000 - 37 3.95% • Decreased variable rate Senior notes due 2025 250,000 250,000 - 61 4.08% borrowing from 22.4% to 8.6% • Increased term by 10 months Senior notes due 2028 300,000 300,000 - 93 3.84% (3) • Decreased overall rate by 24 Senior notes due 2030 300,000 300,000 - 120 2.71% (4) basis points Mortgage notes payable, net 141,325 141,325 - 56 4.70% • Less than $50M of debt maturities through 2022 Total $2,291,325 $1,549,325 $742,000 69 3.43% • $102M of 1Q20 acquisitions at a variable rate debt 133,000 8.6% blended 5.8% cap rate for the period ended December 31, 2019 $1,978,601 $1,422,258 $556,343 59 3.67% variable rate debt 318,000 22.4% Change from year-end to March 31, 2020 $312,724 $127,067 $185,657 10 (0.24%) 12 months DEBT MATURITIES (as of 3/31/20) DEBT METRICS ended 12/31/19 $350M Mortgage Notes Payable Fixed Charge Coverage Ratio 4.3x Senior Notes Debt Service Coverage 4.8x 300 Revolver 5-year Term Loan Net Debt to Adjusted EBITDA 250 4.9x 7-year Term Loan Availability Debt to Total Capital 200 32.2% 150 100 50 $16M $18M $13M 0 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030+ Revolver = unsecured credit facility (1) The effective interest rates include the impact of interest rate swaps on $175 million of the outstanding balances at a weighted average fixed rate of 2.29%, before the applicable margin rates. (2) As of March 31, 2020, there are no outstanding loans under the $150 million unsecured term loan due June 2026. This term loan has a delayed draw feature that allows the Company until May 31, 2020 to draw against the commitments. (3) The effective interest rate includes the impact of the $1.7 million settlement of forward interest rate hedges. 4 (4) The effective interest rate includes the impact of the $4.3 million settlement of forward interest rate hedges.